UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2007

Integrated BioPharma, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-28876	22-2407475
(Commission File Number)	(IRS Employer Identification No.)

225 Long Avenue, Hillside, New Jersey	07205
(Address of Principal Executive Offices)	(Zip Code)

(973) 926-0816

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 14, 2007, we entered into a Separation and Distribution Agreement (the "Agreement") with our subsidiary InB:Biotechnologies, Inc., a New Jersey corporation ("Biotech") attached hereto as Exhibit 10.1. In the Agreement, we have agreed to distribute, pro rata, to the holders of our common stock, all of the shares of Biotech common stock owned by us (the "Distribution") at the time of the Distribution, except for a portion of the outstanding debt owed by Biotech to us, which will be converted into common stock of Biotech at the time of the Distribution. The completion of the Distribution is subject to various customary closing conditions, including the declaration by the U.S. Securities and Exchange Commission of the effectiveness of the registration under the Securities Exchange Act of 1934 of Biotech's common stock.

We intend to complete the Distribution on or before February 1, 2008. The Distribution should qualify as a tax-free reorganization under Section 355 of the Internal Revenue Code of 1986, as amended. The Agreement prohibits Biotech from issuing any additional shares of its common stock in excess of the shares issued with respect to the Distribution for the two years immediately following the effective date of the Distribution.

Item 8.01. Entry Other Events

     On November 14, 2007, we issued a Press Release about our spin-off of Biotech. The Press Release contains a description of the spin-off and is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Separation and Distribution Agreement, dated as of November 14, 2007, by and between Integrated BioPharma, Inc. and InB:Biotechnologies, Inc.

99.1	Press Release issued by Integrated BioPharma, Inc. on November 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED BIOPHARMA, INC.

Date: November 19, 2007	By: /s/ Dina Masi
Dina Masi
Chief Financial Officer